Exhibit 23.4

10/F, CPIC Plaza, No. 28 Fengsheng Hutong, Xicheng District, Beijing 100032, China

Tel: 86 10 5776 3888 Fax: 86 10 5776 3777

Date: April 29, 2022

To:

Burning Rock Biotech Limited (the “Company”)

No. 5, Xingdao Ring Road North, International Bio Island,

Guangzhou, 510005

The People’s Republic of China

Dear Sirs/Madams,

We hereby consent to the use of our name under the headings “Risk Factors—Risks Relating to Our Corporate Structure”, “Risk Factors— Risks Relating to Doing Business in the PRC”, “Enforceability of Civil Liabilities” and “Legal Matters” in the Company’s prospectus on Form F-3 (the “Prospectus”), which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of April of 2022. We also consent to the filing of this consent letter with the SEC as an exhibit to the Prospectus.

In giving such consent, we do not hereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated hereunder.

Yours Sincerely,

/s/ Tian Yuan Law Firm Tian Yuan Law Firm